UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2013
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement

On July 30, 2013, Uranium Energy Corp. (the "Company") entered into a credit agreement (the "Credit Agreement") by and among (i) the Company, (ii) certain of the Company's U.S. subsidiaries, specifically, South Texas Mining Venture, L.L.P., URN Texas GP, LLC and URN South Texas Project, Ltd., as guarantors (collectively, the "Guarantors"), (iii) Sprott Resource Lending Partnership, as agent ("Sprott") and (iv) Sprott Resource Lending Partnership, Resource Income Partners Limited Partnership and CEF (Capital Markets) Limited, as lenders (collectively, the "Lenders"), in connection with a US$20,000,000 senior secured credit facility (the "Credit Facility") on and subject to the terms and conditions of the Credit Agreement.

Under the Credit Facility the Company has received initial funding in the amount of US$10,000,000 (the "Initial Advance"), with an additional US$5,000,000 available for draw-down by the Company pursuant to a second advance, and a further additional US$5,000,000 available for draw-down by the Company pursuant to a third advance, in each case in accordance with the terms of the Credit Agreement.

The Company will use the proceeds of the Credit Facility for the development, operation and maintenance of its Hobson, Goliad and Palangana projects and for working capital purposes.

The Credit Facility has a two-year term and bears interest at a rate of 8% per annum. The undrawn standby Credit Facility will be subject to a standby fee of 4.00% per year.

In consideration for the Initial Advance, the Company: (a) has paid to the Lenders, on a pro rata basis, a one-time 4.5% fee of US$900,000, payable in common shares of the Company determined on the basis of a 10% discount to the five-trading-day volume-weighted average closing price of the Company's common shares on the NYSE MKT immediately prior to the Initial Advance closing date (such shares shall be held in escrow for 12 months from closing, and the number of such shares is subject to adjustment based on the value of such shares 12 months from closing in accordance with the terms of the Credit Agreement), and (b) has issued to the Lenders, on a pro rata basis, an aggregate of 2,600,000 common stock purchase warrants (the "Bonus Warrants"), each exercisable for the purchase of one common share in the capital of the Company at a price of US$2.50 for a period of three years following the Initial Advance closing date. The Bonus Warrants are subject to accelerated expiry if, at any time prior to the date of expiry of the Bonus Warrants, the 30-trading-day volume-weighted average closing price of the Company's common shares on the NYSE MKT equals or exceeds US$5.00 per share. In such case, the Bonus Warrants will expire on the date that is 30 days following the Lender's receipt of notice of the accelerated expiry date.

In addition, the Company has paid the Lenders an aggregate structuring fee of US$175,000. On the earlier of the date of repayment of the outstanding principal amount under the Credit Facility and the first anniversary of the Initial Advance closing date, the Lenders will also receive, on a pro rata basis, an aggregate fee of US$150,000, payable at the election of the Lenders in cash or in the number of common shares determined on the basis of a 10% discount to the five-trading-day volume-weighted average closing price of the Company's common shares on the NYSE MKT immediately prior to that date.

The Credit Facility is secured by the Company's Hobson plant and the Goliad mineral leases and in the event of the advance of the final US$5,000,000, would be required to be secured by the Palangana mineral leases.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02        Unregistered Sales of Equity Securities

In consideration for the US$10,000,000 Initial Advance under the Credit Facility described in Item 1.01 of this Current Report on Form 8-K, on July 30, 2013, the Company issued to the three Lenders thereunder, on a pro rata basis, the following:

  an aggregate of 407,239 restricted shares of the Company's common stock, which represents a one-time fee of US$900,000, payable in common shares determined on the basis of a 10% discount to the five-trading-day volume-weighted average closing price of the Company's common shares on the NYSE MKT immediately prior to the Initial Advance closing date under the Credit Facility (such shares shall be held in escrow for 12 months from closing, and the number of such shares is subject to adjustment based on the value of such shares 12 months from closing in accordance with the terms of the Credit Agreement);

  an aggregate of 2,600,000 common stock purchase warrants (the "Bonus Warrants"), each exercisable for the purchase of one common share in the capital of the Company at a price of US$2.50 for a period of three years following the Initial Advance closing date under the Credit Facility. The Bonus Warrants are subject to accelerated expiry if, at any time prior to the date of expiry of the Bonus Warrants, the 30-trading-day volume-weighted average closing price of the Company's common shares on the NYSE MKT equals or exceeds US$5.00 per share. In such case, the Bonus Warrants will expire on the date that is 30 days following the Lender's receipt of notice of the accelerated expiry date.

In connection with the issuance of the shares and Bonus Warrants described above, the Company relied on exemptions from registration under the U.S. Securities Act provided by Regulation S for two of the three Lenders and by Rule 506 of Regulation D for the third Lender, in each case based on representations and warranties provided by the Lenders in the Credit Agreement.

Item 8.01     Other Events

On July 31, 2013, Uranium Energy Corp. (the "Company") issued a news release announcing that it had entered into the Credit Facility described above in Item 1.01.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
10.1	Credit Agreement dated as of July 30, 2013.
99.1	Press Release dated July 31, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: August 2, 2013	By: /s/ Amir Adnani Amir Adnani President and Chief Executive Officer

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